Exhibit 99.1

Press Release	Contact:	Christopher D. Myers
For Immediate Release		President and
Chief Executive Officer
(909) 980-4030

CVB Financial Corp. Announces Repayment of Federal Home Loan Bank Advances

Ontario, CA, August 30, 2012 – CVB Financial Corp. (NASDAQ: CVBF) announced today that its principal subsidiary, Citizens Business Bank (“CBB”), has repaid five outstanding fixed rate loans from the Federal Home Loan Bank, in an aggregate principal amount of $250 million, with an average coupon of 3.39%. The repayment of these advances, which resulted in a $20.4 million termination expense on a pre-tax basis, was funded from CBB deposits at the Federal Reserve Bank of San Francisco. The effective date of the transactions was August 28, 2012.

CBB took this action to: (1) deleverage the balance sheet and (2) reduce ongoing funding costs. Management is confident that the Company has sufficient cash reserves, both before and after consummation of these loan prepayments and payment of the associated prepayment fees, to fund its current business activities. The Bank focused this set of prepayments on its Federal Home Loan Bank loans maturing in 2015, with relatively shorter maturities, but may consider prepaying a later-maturing Federal Home Loan Bank loan in the future, as circumstances merit.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of $6.3 billion. Citizens Business Bank serves 40 cities with 42 Business Financial Centers, five Commercial Banking Centers and two trust office locations in the Inland empire, Los Angeles County, Orange County and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the CVB Investor tab.

Safe Harbor

Certain matters set forth herein (including the exhibit hereto) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plan and expectations regarding future plans and operating results and potential prepayment of outstanding debt in the future. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, local, regional, national and international economic conditions and events and the impact they may have on us and our customers; ability to attract deposits and other sources of liquidity; oversupply of property inventory and continued deterioration in values of California real estate, both residential and commercial; a prolonged slowdown or decline in construction activity; changes in the financial performance and/or condition of our borrowers; changes in the level of non-performing assets and charge-offs; the cost or effect of acquisitions we may make; the effect of changes in laws and regulations (including laws, regulations and judicial decisions concerning financial reform, taxes, banking, securities, employment, executive compensation, insurance, and information security) with which we and our subsidiaries must comply; changes in estimates of future reserve requirements and minimum capital requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; inflation, interest rate, securities market and monetary fluctuations; cyber-security threats including loss of system functionality or theft or loss of data; political instability; acts of war or terrorism, or natural disasters, such as earthquakes, or the effects of pandemic flu; the timely development and acceptance of new banking products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowing and savings habits; technological changes; the ability to increase market share, retain customers and control expenses; changes in the competitive environment among financial and bank holding companies and other financial service providers; continued volatility in the credit and equity markets and its effect on the general economy; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, management, compensation and benefit plans, and our ability to retain or expand our management team; the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; our success at managing the risks involved in the foregoing items and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2011, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law.

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